EXHIBIT 32.2
Section 1350 Certification of Chief Financial Officer
          In connection with the Quarterly Report on Form 10-Q of Synaptics Incorporated (the “Company”) for the quarterly period ended December 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell J. Knittel, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell J. Knittel
Russell J. Knittel Chief Financial Officer February 5, 2009